UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 23, 2022

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
CMS Energy Corporation, Depositary Shares, each representing a 1/1,000th interest in a share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C	CMS PRC	New York Stock Exchange
Consumers Energy Company Cumulative Preferred Stock, $100 par value: $4.50 Series	CMS-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  CMS Energy Corporation ☐        Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CMS Energy Corporation       ☐  Consumers Energy Company ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2022, Consumers Energy Company (“Consumers”), a principal subsidiary of CMS Energy Corporation, and The Bank of Nova Scotia entered into the First Amendment (the “Amendment”) to the Amended and Restated $250 million secured Revolving Credit Agreement dated as of November 19, 2018 between Consumers and The Bank of Nova Scotia (the “Agreement”).  The Agreement was previously filed as Exhibit 10.1 to the Form 8-K filed November 20, 2018 and is incorporated herein by reference. The Amendment (i) extended the Termination Date of the Agreement for a period of one year from the Existing Termination Date to November 19, 2024 and (ii) replaced the London interbank offered rate with the forward-looking term rate based on the secured overnight financing rate (the “SOFR Rate”) as the interest rate benchmark. Consumers may continue, at its option, to also borrow revolving loans under the Agreement that incur interest based on the Alternate Base Rate, as defined in the Agreement. Obligations under the Agreement will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 126th Supplemental Indenture dated as of November 23, 2015 to the Indenture dated as of September 1, 1945, between Consumers and The Bank of New York Mellon, Trustee.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the provisions of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Bank of Nova Scotia has provided banking and underwriting services to Consumers in the ordinary course of business.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

10.1   First Amendment to the Amended and Restated $250 million secured Revolving Credit Agreement

104    Cover Page Interactive Date File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: November 29, 2022	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: November 29, 2022	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer